Exhibit 13.1

CERTIFICATION BY CEO AND CFO PURSUANT TO SECTION 906

The certification set forth below is being submitted in connection with Syngenta AG’s Annual Report on Form 20-F/A (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Michael Pragnell, the Chief Executive Officer and Domenico Scala, the Chief Financial Officer of Syngenta AG, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act ; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Syngenta AG.

December 3, 2004

/s/ Michael Pragnell

Name:	Michael Pragnell
Title:	Chief Executive Officer

/s/ Domenico Scala

Name:	Domenico Scala
Title:	Chief Financial Officer